UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549



                                 FORM 8-K


                              CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934



                               JUNE 18, 2002
                             (Date of Report)



                         BUCYRUS INTERNATIONAL, INC.
          (Exact Name of Registrant as Specified in its Charter)



                                  DELAWARE
              (State or Other Jurisdiction of Incorporation)



         333-16715                                   39-0188050
  (Commission File Number)              (I.R.S. Employer Identification No.)



                               P. O. BOX 500
                           1100 MILWAUKEE AVENUE
                     SOUTH MILWAUKEE, WISCONSIN 53172
                 (Address of Principal Executive Offices)



                              (414) 768-4000
           (Registrant's Telephone Number, Including Area Code)




ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On June 17, 2002, Bucyrus International, Inc. (the "Company"), upon the approval of its Board of Directors, dismissed Arthur Andersen LLP ("Andersen") as the Company's independent public accountants and engaged Deloitte & Touche LLP ("Deloitte") to serve as the Company's independent public accountants for the fiscal year ending December 31, 2002.

Andersen's reports on the Company's consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with its audits for the Company's fiscal years ended
December 31, 2001 and 2000 and through June 17, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter in connection with Andersen's report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Andersen's letter, dated June 18, 2002, stating its agreement with such statements.

During the fiscal years ended December 31, 2001 and 2000 and through June 17, 2002, the Company did not consult Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number         Description

 16.1 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 18, 2002.




                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BUCYRUS INTERNATIONAL, INC.


Date:  June 18, 2002               /s/ Theodore C. Rogers
                                   By:    Theodore C. Rogers
                                   Title: Chief Executive Officer





                               EXHIBIT INDEX

Exhibit
Number    Description

 16.1 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 18, 2002.